SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 14, 2005
MICROMED CARDIOVASCULAR, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51487 (Commission File Number)	98-0228169 (IRS Employer Identification No.)

8965 INTERCHANGE DRIVE, HOUSTON, TEXAS (Address of principal executive offices)	77054 (Zip Code)
(713) 838-9210
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On November 14, 2005, Michael Rutledge resigned as Vice President, Controller and Secretary of the Company to pursue other opportunities. Mr. Rutledge informed the Company that his resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Rutledge also served as the Vice President, Controller and Secretary of MicroMed Technology, Inc., a subsidiary of the Company, since March 2005. Mr. Rutledge became an officer of the Company in connection with the merger of MicroMed Technology, Inc. into another subsidiary of the Company on August 10, 2005.
     On November 14, 2005, the Company appointed Ms. Clarice Motter as Acting Controller and Acting Principal Accounting Officer. Clarice Motter has over 20 years experience as an accounting, financial, tax, and administrative professional, serving as Interim CFO and Controller of companies in the biotechnology, construction, manufacturing and service industries. Ms. Motter has served as the Acting Controller and Chief Accounting Officer of Zonagen and LifeCell corporations, both biotech companies, which she helped lead to successful public offerings. Most recently, Ms. Motter has served as Interim CFO and Controller for Teal Construction Company and SGB Construction Services, Inc. The Company has agreed to compensate Ms. Motter semi-monthly based on the amount of time dedicated to the corporation.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
99.1 Resignation Letter of Michael Rutledge dated November 14, 2005.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMED CARDIOVASCULAR, INC.
Date: November 18, 2005	By:	/s/ Travis E. Baugh
Travis E. Baugh
Chief Executive Officer